Exhibit (d)(1)

THE GOOD GUYS, INC.

1985 Stock Option Plan

(As Amended Through August 20, 1996)

     1.     PURPOSE.

          The purpose of the 1985 Stock Option Plan (the “Plan”) is to enable The Good Guys, Inc. (“Company”) and its subsidiaries, if any, to attract and retain directors, officers and other key employees and to provide such employees with additional incentive to advance the interests of the Company. Options qualifying as incentive stock options under Section 422A of the Internal Revenue Code of 1954, as amended, and nonqualified options may be granted under the Plan.

     2.     ADMINISTRATION.

          (a) The Plan shall be administered by the Board of Directors, or by a committee (the “Committee”) of three or more persons selected by the Board.

          (b) The Board of Directors or the Committee shall have the power, subject to the express provisions of the Plan:

               (1) To determine the recipients of options under the Plan, the time of grant of the options, and the number of shares covered by the grant.

               (2) To prescribe the terms and provisions of each option granted (which need not be identical).

               (3) To construe and interpret the Plan and options, to establish, amend, and revoke rules and regulations for the Plan’s administration, and to make all other determinations necessary or advisable for the administration of the Plan.

     3.     SHARES SUBJECT TO THE PLAN.

          Subject to the provisions of Paragraph 7 (relating to the adjustment upon changes in stock), the shares which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 857,500 shares of common stock of the Company and may be unissued shares or reacquired shares. If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the shares not purchased under such options shall be available again for the purposes of the Plan.

     4.     ELIGIBILITY.

          Options under this Plan may be granted only to directors, officers and other key employees of the Company and/or of its subsidiaries. Persons to whom options to purchase shares are granted are hereinafter referred to as “optionee(s).” Subject to the provisions of Paragraphs 3, 4A and 5 of this Plan, there is no limitation on the number of options that may be granted to an optionee.

     4A.   FORMULA AWARDS TO NONEMPLOYEE DIRECTORS.

          On the date on which the Board of Directors appoints, or the shareholders of the Company elect, a person who is not an employee of the Company as a member of the Board of Directors for the first time, such director shall be awarded a non-qualified option to purchase 5,000 shares of common stock of the Company. Immediately after the completion of each annual meeting of the shareholders of the Company, each nonemployee member of the Board of Directors shall be awarded a non-qualified option to purchase 1,000 shares of common stock of the Company. Such options shall have an exercise price per share equal to the fair market value of the shares of common the Company on the date of such award, determined in accordance with the provisions of Paragraph 5(a)(2) of this Plan. The amounts of such awards shall be adjusted as necessary in accordance with the provisions of Paragraph 7 of this Plan. Except as otherwise specifically provided in this Paragraph 4A, the terms of this Plan, including the vesting provisions of Paragraph 5(a)(1), shall apply to all options granted pursuant to this Paragraph 4A. This Paragraph 4A shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     5.     TERMS OF OPTION AGREEMENTS.

          (a) All Option Agreements. Options granted pursuant to the Plan shall be evidenced by agreements specifying the number of shares covered thereby, in such form as the Board or Committee shall from time to time establish, which agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

               (1) The Board or Committee shall have the power to set the time or times within which each option shall be exercisable, and to accelerate the time or times of exercise. Unless the stock option agreement executed by the optionee expressly otherwise provides, the option shall become exercisable on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third, and fourth anniversary dates of the date of grant of the option and shall not be exercisable after the expiration of ten years from the date it is granted (except in the case of an incentive stock option granted to a 10% shareholder in which event the option must be exercised within five years).

               (2) Except as provided in paragraph 5(b) below, the exercise price shall not be less than 100% of the fair market value of the shares of common stock of the Company on the date of the granting of the option. If the common stock of the Company is not publicly traded on the date of grant of an option, fair market value may be computed by any method the Board or Committee believes in good faith will reflect the fair market value of the stock on such day. During such time as such stock is publicly traded but not listed upon an established stock exchange, the fair market value per share shall be the last sale price on the day the option is granted as reported on the National Market System, or, if such stock is not then reported on the National Market System but quotations are reported on the National Association of Securities Dealers Automated Quotations System, the average of the bid and asked prices on the day the option is granted, in either event as such price quotes are listed in The Wall Street Journal, Western Edition (or if not so reported in The Wall Street Journal any other listing service or publication known to the Board). If the stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the common stock on the largest such stock exchange upon which such stock is listed on the day the option is granted.

               (3) To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price for such shares. Such payment shall be made in cash or in shares of the outstanding common stock of the Company or in a combination of cash and such stock. If shares of common stock are used in part or full payment for the shares to be acquired upon exercise of the option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the option in accordance with the provisions of subparagraph (2) above. Any certificates for shares of outstanding common stock used to pay the option price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with the signature thereon guaranteed). In the event the certificates tendered by the optionee in such payment cover more shares than are required for such payment, the certificates shall also be accompanied by instructions from the optionee to the Company’s transfer agent with regard to disposition of the balance of the shares covered thereby.

               (4) The Company at all times shall keep available the number of shares of stock required to satisfy options granted under the Plan.

               (5) The Company may require any person to whom an option is granted, his or her legal representative, heir, legatee, or distributee, as a condition of exercising any other option granted hereunder to give written assurance satisfactory to the Company to the effect that such person is acquiring the shares subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same. The Company reserves the right to place a legend on any share certificate issued pursuant to this Plan to assure compliance with this paragraph. No shares of common stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other applicable securities law.

               (6) Neither a person to whom an option is granted, nor such person’s legal representative, heir, legatee, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has exercised his or her option pursuant to the terms thereof.

               (7) No stock option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death, provided that a non-qualified stock option may be transferred by a grantee to a trust or other entity established by the grantee for estate planning purposes. Except for exercises of non-qualified stock options by trusts or entities established by the grantee for estate tax purposes, all stock options shall be exercisable during the lifetime of the grantee only by the grantee.

               (8) An option shall terminate and may not be exercised if the person to whom it is granted ceases to be an employee or director of the Company or of a subsidiary of the Company, with the following exceptions:

                    (i) If the employment or directorship is terminated for any reason other than the person’s death or disability, such person may at any time within not more than three months after such termination exercise the option, but only to the extent that it was exercisable on the date of such termination;

                    (ii) If such person dies while he or she is an employee or director of the Company or of a subsidiary of the Company, his or her option may be exercised in full by his or her personal representatives, heirs or legatees at any time within not more than twelve (12) months following the date of death, regardless of any provision for vesting to the contrary; and

                    (iii) If such person suffers an injury or illness while he or she is an employee or director of the Company or of a subsidiary of the Company that renders such person unable to serve as an employee, or as a director, as the case may be, of the Company or of a subsidiary of the Company, such person or such person’s guardian may at any time within not more than twelve (12) months following the date of such disability exercise the option in full, regardless of any provision for vesting to the contrary.

               (9) In no event may an option be exercised by anyone after the expiration of the term of the option established pursuant to Subparagraph 5(a)(1) hereof.

               (10) Each option granted pursuant to this Plan shall specify whether it is a non-qualified or an incentive stock option.

               (11) As to individuals otherwise eligible under this Plan who own more than 10% of the total combined voting power of all classes of stock of the Company and its parent and subsidiary corporations, incentive stock options can be granted under this Plan to any such individual only if at the time such option is granted the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

          (b) Incentive Stock Options. In addition to the terms and conditions specified above, incentive stock options granted under this Plan shall be subject to the term and condition that the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all option plans of the Company or its parent and subsidiary corporations) shall not exceed $100,000.

     6.     USE OF PROCEEDS FROM SHARES.

          Proceeds from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

     7.     ADJUSTMENT UPON CHANGES IN SHARES.

          (a) If any change is made in the shares subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise) appropriate adjustments shall be made by the Board of Directors or Committee in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to the outstanding options.

          (b) In the event of (i) a dissolution or liquidation of the Company or (ii) a transaction in which more than 50% of the shares of the Company entitled to vote are exchanged, the Board shall have discretion and power to accelerate the time when an option may be exercised, notwithstanding the provisions of the option.

          (c) In the event of a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation, the successor corporation shall agree to assume the outstanding options or substitute comparable options therefor, or, if the successor corporation is unwilling to do so, the outstanding options shall become fully exercisable prior to such merger or consolidation or other reorganization.

     8.     RIGHTS AS AN EMPLOYEE.

          Nothing in this Plan or in any rights awarded hereunder shall confer upon any employee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employee’s employment at any time.

     9.     WITHHOLDING TAX.

          There shall be deducted from the compensation of any employee holding options under this Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person with respect to such options.

     10.     TERMINATION AND AMENDMENT OF PLAN.

          The Board of Directors may at any time terminate this Plan, or make such modifications the Plan as it shall deem advisable. Any modification which materially increases the benefits accruing to participants or the number of rights or shares which may be issued under the Plan, or materially modifies the requirements as to eligibility for participation in the Plan shall become effective only upon approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

     11.     EFFECTIVE DATE OF THE PLAN.

          The 1985 Stock Option Plan shall become effective on September 16, 1985. Any rights granted under this Plan must be granted within ten (10) years of such effective date.

     12.     INDEMNIFICATION.

          In addition to such other rights of indemnification as they may have as directors, the members of the Board of Directors administering the Plan shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.